AGREEMENT
                           FOR THE SALE OF REAL ESTATE



THIS AGREEMENT is dated and effective as of this 10th day of May, 2006, by and between the parties identified in paragraph 1 below.

1. PARTIES:
     TD Banknorth, N.A., as successor in interest to Hudson United Bank, successor in interest to Dime Savings Bank (also known as Dime Savings Bank of Chester County), or its assignee
     1000 MacArthur  Boulevard
     Mahwah, NJ 07430

                         hereinafter called Seller, and

     First  National Bank of Chester County
     9 North High Street
     West Chester, PA 19380

                            hereinafter called Buyer.

2. PROPERTY: Seller hereby agrees to sell and convey to Buyer, and Buyer hereby agrees to purchase from Seller, all that certain lot or piece of ground with buildings, improvements and fixtures (other than trade fixtures) thereon erected ("Property"), located at 1 and 3 North High Street, situate in Borough of West Chester, Chester County, Pennsylvania, also known as UPI Nos. 1-9-120 and 1-9-121, consisting of +/- .1732 acres.

3. PURCHASE PRICE: Three Million Eight Hundred Thousand Dollars ($3,800,000.00) ("Purchase Price"), which shall be paid to the Seller by the Buyer as follows:
(A)  Amount due at signing of Agreement                               $40,000.00
(B)  Balance in Cash or certified check or
title company check at time of Settlement:                         $3,760,000.00
                                                                   -------------
                                                             TOTAL $3,800,000.00

4. MORTGAGE CONTINGENCY: None.

5. DEPOSIT: The Forty Thousand Dollars ($40,000.00) referred to in paragraph 3(A) ("Initial Deposit") shall be delivered, within three (3) business days after the Effective Date of the Agreement, as defined below, to Escrowee, as defined below, for deposit in an account bearing interest at the prevailing rate of interest. The Initial Deposit, together with any interest (referred to as "Deposit"), shall be credited to the Purchase Price at the time of Settlement, as defined below in Paragraph 7. If this Agreement is terminated by Buyer in accordance with Paragraph 7(B), Paragraph 9(B), Paragraph 15(B), or Paragraph 20(B) hereof, or terminated by Seller pursuant to Paragraph 29(G), the Deposit together with any interest shall be refunded to Buyer. If this Agreement is terminated for any other reason, including a default by Buyer, the Deposit together with any interest shall be delivered to Seller as Seller's property.

6. ENTRY PRIOR TO SETTLEMENT; DUE DILIGENCE:

     (A) The Seller grants the Buyer, its agents, contractors, consultants and inspectors the right to enter upon the Property at any time prior to Settlement, as defined below in Paragraph 7, upon twenty-four (24) hours advance notice, for the purposes of conducting any inspections, examinations and studies that are reasonably required by Buyer. Buyer shall not disturb the Seller's use or operation of the Property, and shall restore any part of the Property disturbed in connection with such inspections as near to its original condition as possible if Buyer does not purchase the Property.

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

     (B) Prior to commencing any entry onto the Property, the Buyer, and its agents and representatives, as the case may be, shall provide to Seller a certificate of insurance covering the acts of such parties while on the Property and any damage to persons or property caused by any of their acts on or about the Property. Such certificate or certificates shall be subject to the Seller's reasonable approval, and among other things, shall certify that Buyer has been added as an additional insured to all liability policies required hereby. In consideration of Seller granting such access, Buyer hereby agrees to indemnify, defend and hold Seller, and Seller's officers, directors, agents and employees, harmless from, for and against any and all claims actions, costs and damages arising or resulting in whole or in part from the actions of Buyer or its agents and representatives on or about the Property. The provisions of this Paragraph 6(B) shall survive Settlement and delivery of the deed to the Property or the earlier termination of this Agreement.

7. SETTLEMENT:

     (A) The delivery of the deed by Seller, payment of the Purchase Price by Buyer, and completion of the parties' respective obligations hereunder ("Settlement") shall occur on the date that is one hundred eighty
          (180) days after Seller's written notice to Buyer that Seller is prepared to complete Settlement (the "Settlement Notice"), provided, however, that the Settlement Notice shall be provided no later than September 15, 2006.

     (B) In the event Seller has not provided Buyer with the Settlement Notice on or before September 15, 2006, then Buyer shall have the right to terminate this Agreement at any time after such date and prior to receipt of the Settlement Notice.

     (C) Settlement shall occur at the law office of MacElree Harvey, Ltd., 17 West Miner Street, West Chester, Pennsylvania.

8. NOTICES & ASSESSMENTS:

     (A) Seller shall promptly apply for a certification from West Chester Borough with regard to any uncorrected violations of the Borough's zoning, building, safety and fire ordinances. Upon receipt of such certification, Seller shall deliver a true and complete copy to Buyer.

     (B) Seller will be responsible for any special assessments imposed by governmental taxing authorities for public improvements completed on or before Settlement.

9. TITLE & COSTS:

     (A) The Property shall be conveyed free and clear of all liens, encumbrances, and easements, EXCEPTING HOWEVER, the Permitted Encumbrances (as hereinafter defined); otherwise title to the above described Property shall be good and marketable and such as will be insured by a reputable Title Insurance Company at the regular rates. Buyer shall order a commitment to insure title ("Commitment") for the Premises within ten (10) days after the Effective Date, and shall send the Seller a copy of the Commitment within ten (10) days following
          Seller's  receipt of the  Commitment  (and in any event within  thirty
          (30)  days  following  the  Effective   Date),   with  copies  of  all
          exceptions, together with a list of all title objections and exceptions disclosed in the Commitment which are not acceptable to Buyer (which may include any matter shown on any survey of the Premises obtained by Buyer). All title exceptions shown on the Commitment and survey and not identified as unacceptable by Buyer shall be deemed accepted by Buyer as a title exception and are herein referred to as the "Permitted Encumbrances." Additionally, if within the aforesaid time period Buyer fails to deliver a copy of the Commitment to Seller, together with copies of all exceptions and a list of any title exceptions (including any survey exceptions) objected to by Buyer, all such exceptions shall be deemed Permitted Encumbrances. Seller shall have ten (10) days following receipt of the

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          Commitment  and  any  survey   identifying  any   unacceptable   title
          exceptions from Buyer to notify Buyer of Seller's unwillingness or inability to deliver title subject only to the Permitted Encumbrances, in which event Buyer shall have the option, by notice to Seller within ten (10) days after receipt of Seller's notification, to either accept such title to the Premises as Seller can provide (other than monetary liens of an ascertainable amount, which shall be paid at Closing by the Seller) or to terminate this Agreement and have the Deposit and any interest thereon returned to Buyer. Failure by Buyer to notify
          Seller  of  objectionable   title  or  survey  exceptions  within  the
          aforesaid time period or, within ten (10) days following notice by Seller of Seller's unwillingness or inability to remove, satisfy or otherwise discharge any title or survey exception, shall constitute a waiver by Buyer of the objection to the title or survey exception (but shall not be deemed a waiver of any rights that Buyer may have, with respect to any third parties, to seek to remove, satisfy, or discharge such title or survey exception after Settlement). Failure by Seller to notify Buyer of Seller's inability or unwillingness to deliver title subject only to the Permitted Encumbrances within such period shall constitute Seller's agreement to deliver title at Settlement subject only to the Permitted Encumbrances.

     (B) In the event the Seller is unable to convey title in accordance with paragraph 9(A), Buyer shall have the option of (1) taking such title as Seller is able to convey to Buyer without an abatement of Purchase Price, or (2) terminating this Agreement. In the latter event Seller shall reimburse the Buyer for any costs incurred by the Buyer for those items specified in paragraph 9(C) items (1), (2), and (3), and in paragraph 9(D); neither party shall have any further liability or obligation to the other; and this Agreement shall become NULL AND VOID.

     (C)  The Buyer will pay for the following:
          (1) The premium for mechanics lien insurance and/or title searches, or fees for cancellation of same, if any.
          (2) The premiums for flood insurance and/or fire insurance with extended coverage, insurance binder charges or cancellation fee, if any.
          (3)  Appraisal fees and charges paid in advance to mortgagee,  if any.
          (4)  Buyer's normal Settlement costs and accruals.
     (D)  Any survey(s) shall be secured and paid for by the Buyer.
     (E) Subsequent to the date of its execution of this Agreement, Seller shall not create or suffer to exist any manner of lien or encumbrance upon or affecting title to the Property that is not existing as of the date of Seller's signing of this Agreement (except as may be required by law) that would not be satisfied at Settlement.

10. FIXTURES, TREES, SHRUBBERY, ETC: Seller hereby warrants that it will deliver good title to all of the property described in this paragraph and to any other fixtures or items of personalty specifically scheduled and to be included in this sale:

     (A) If there are buildings on the Property, all existing plumbing, heating and lighting fixtures (including chandeliers) and systems appurtenant thereto and forming a part thereof, and other permanent fixtures, as well as all ranges, laundry tubs, TV antennas, masts and rotor systems, together with wall to wall carpeting, screens, storm sash and/or doors, shades, awnings, venetian blinds, couplings for automatic washers and dryers, etc., radiator covers, cornices, kitchen cabinets, drapery rods, drapery rod hardware, curtain rods, and curtain rod hardware are included in the sale and Purchase Price. Any remaining heating and/or cooking fuels stored on the Property at time of Settlement are also included under this Agreement.

     (B) All trees, shrubbery, plantings, now in or on the Property, if any, unless specifically excepted in this Agreement, are included in the sale and Purchase Price. None of the above mentioned items shall be removed by the Seller from the Property after the date of this Agreement, provided, however, nothing in this Agreement shall prohibit Seller from removing Seller's personal property and trade fixtures prior to Settlement.

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

11. ENVIRONMENTAL: Intentionally Omitted.

12. ESCROWEE:

     (A) The Escrowee is Seller's attorneys, Stradley, Ronon, Stevens & Young, LLP. If a dispute arises between Seller and Buyer, Buyer shall not assert or allege that Escrowee has a conflict of interest respecting its obligations under this Agreement, and Escrowee shall be permitted to represent Seller as Seller's attorney in connection with any such dispute.

     (B) Notwithstanding anything to the contrary contained herein, except as to payment of the Deposit to Seller or Title Company at Closing (in which case Escrowee shall release the Deposit to Seller or Title Company without the need for further instructions from the parties), Escrowee shall not release the Deposit unless and until Escrowee has received the joint written direction therefor from Buyer and Seller, or Escrowee has been ordered to make distribution by a court of competent jurisdiction. Escrowee, and its officers, directors, partners and employees are acting as agents only, and will in no case be held liable either jointly or severally to either party for the performance or nonperformance of any term or covenant of this Agreement or for damages for the performance or nonperformance hereof, nor shall Escrowee be required or obligated to determine any questions of fact or law. The only responsibility of Escrowee shall be for the safekeeping of the Deposit.

13. POSSESSION AND TENDER:

     (A) Possession of the Property is to be delivered by a no-warranty deed (the "Deed"), together with keys and physical possession to a vacant building (if any) broom clean, free of debris at Settlement.

     (B)  Seller   shall   provide   and  turn   over  to  Buyer  any  plans  or
          specifications for the Property that are in Seller's possession.

     (C) Seller shall execute and deliver (1) a certificate executed by the assistant corporate secretary of Seller evidencing the authority of the officer executing the Deed, and (2) either (i) a "non-foreign affidavit" meeting the requirements of Section 1445(b)(5) of the Internal Revenue Code of 1986, as amended (the "Code"), or (ii) if Seller is a "foreign person" under applicable Code regulations, the appropriate IRS Form W-8 or other certificate required to permit Buyer to comply with applicable withholding requirements.

     (D) Seller will not enter into any new lease, written extension of existing leases, if any, or additional leases for the Property or any building on the Property without prior written consent of Buyer.

     (E)  Formal tender of an executed deed is hereby waived.

14. TAXES:

     (A)  Payment of transfer taxes will be the responsibility of the Buyer.

     (B) Taxes and lienable assessments will be apportioned pro-rata on a per diem basis as of the date of Settlement. Rents, water and sewer rents, lienable municipal services, interest on mortgage assumptions, condominium fees and homeowner association fees, if any, will be apportioned pro-rata at time of Settlement.

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

15. MAINTENANCE AND RISK OF LOSS:

     (A) Seller shall maintain the Property until Settlement, including all items mentioned in paragraph 10 herein and any personal property specifically scheduled herein, in its present condition, normal wear and tear excepted. Additionally, all items mentioned in paragraph 10 and all personal property must be in its present condition, normal wear and tear excepted, at time of Settlement, and if not, then either: (i) Seller shall repair or replace such items; or (ii) the cost to repair or replace each such item shall be deducted from the Purchase Price as set forth in paragraph 3.

     (B) Seller shall bear risk of loss from fire or other casualties until time of Settlement. In the event of damage to the Property or to any buildings or structures on the Property or to any personal property included in this sale by fire or other causality which is not repaired or replaced prior to Settlement, Buyer shall have the option of (1) terminating this Agreement and receiving the Deposit together with any interest earned thereon, or (2) accepting the Property in its then present condition together with a credit against the Purchase Price in an amount equal to any insurance proceeds which have been paid to Seller and an assignment of the rights to any further insurance and/or recovery to which Seller is or may be entitled. Buyer's right to terminate this Agreement must be exercised, if at all, within ten (10) days following the date notice of the casualty is received by Buyer. If Buyer does not notify Seller of Buyer's election to terminate within the aforesaid period, Buyer shall waive its right to terminate and shall be deemed to have elected to proceed to Settlement in accordance with Clause (2) above.

16. BROKERAGE: Seller and Buyer each represent to the other that they have not dealt with any Broker in connection with the sale of this real estate except Jackson Cross Partners ("Broker"). Buyer shall be responsible for paying any real estate brokerage sales commissions that are payable to the Broker, pursuant to a separate agreement with Broker. Buyer and Seller each agree to indemnify and hold the other harmless from any damages, including attorneys fees, which may arise as a result of a breach of the representations and warranties set forth in this paragraph.

17. RECORDING: This Agreement shall not be recorded in any office or place of public record.

18.  RESTRICTIVE COVENANT:  Buyer agrees that for a period of one hundred twenty
     (120) days after Settlement (the "Restricted Period"), Buyer shall not operate a Retail Bank on the Property. For the purposes of this paragraph the term "Retail Bank" means a bank location which offers any (i) walk-in teller service; (ii) walk in service to accept personal loan applications;
     (iii) consumer or retail banking services; or (iii) an ATM. Nothing herein shall prohibit Buyer from performing bank administrative activities, or providing wealth management services or support activities for Buyer's internet banking services, on the Property at any time. During the Restricted Period Buyer shall not display any signage or engage in other advertising regarding Buyer's future use of the Property as a Retail Bank. This covenant shall survive Settlement and the delivery of the Deed.

19. ASSIGNMENT: This Agreement shall be binding upon, and inure to the benefit of, the parties hereto, and their respective successors, and assigns, provided, however, Buyer shall not have the right to assign this Agreement without the prior written consent of Seller, which consent shall be solely within the discretion of Seller to grant or withhold, except that Buyer shall have the right to assign this Agreement to an entity that is owned and controlled by Buyer or under common ownership and control with Buyer, provided further, however, any such assignment by Buyer shall not release Buyer from its obligations hereunder. Prior to Settlement, Seller shall have the right to transfer and convey the Property to TD Banknorth Charitable Foundation or another affiliate of Seller, provided that such transfer shall be subject to Buyer's rights under this Agreement and shall not delay Settlement.

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

20. DEFAULT/TIME OF THE ESSENCE: The said time for Settlement and all other times referred to for the performance of any of the obligations of this Agreement are hereby agreed to be of the essence of this Agreement.

     (A) Should the Buyer fail to make any additional payments as specified in paragraph 3, or violate or fail to fulfill and perform any other terms or conditions of this Agreement, Buyer shall have a period of ten (10) business days within which to cure the non-payment, violation or failure (the "Cure Period") upon written notice from Seller; provided, however, that if Buyer does not cure within the Cure Period, then, and in such event, Seller's sole remedy shall be entitled to receive the Deposit and any interest accrued thereon, which sum shall be retained by Seller as liquidated damages, which the parties agree is a fair and reasonable measure of the damages that the Seller will incur as a result of Buyer's default, and is not intended to be a penalty. In this event, Seller and Buyer shall each be released from further liability or obligation to the other and this Agreement shall be NULL AND VOID.

     (B) Should the Seller violate or fail to perform any terms or conditions of this Agreement, and such failure continues for ten (10) business days following written notice thereof by Buyer to Seller then in such case, Buyer shall be entitled to (i) terminate this Agreement, and receive the Deposit, together with interest accrued thereon, and in which event, Seller and Buyer shall each be released from further liability or obligation to the other and this Agreement shall be NULL AND VOID; or (ii) the right to specific performance.

21. RIGHTS IN THE EVENT OF CONDEMNATION: In the event of the taking of all or any material part of the Property by eminent domain proceedings, or the commencement of any such proceedings, Buyer shall have the right, at Buyer's election, (1) to purchase the Property pursuant to the terms of the Agreement with a reduction in the Purchase Price equal to any awards or other proceeds actually received by the Seller with respect to such taking and, in such event, at Settlement, Seller shall assign to Buyer all remaining rights of Seller in and to any awards or other proceeds payable by reason of such taking and not actually received by Seller, or (2) to terminate this Agreement, in which event Buyer shall be repaid the Deposit, together with any interest. In the latter event, neither Seller nor Buyer shall have any further liability or obligation and this Agreement shall become NULL AND VOID. Seller shall notify Buyer of eminent domain proceedings promptly after Seller learns of any such proceedings. Buyer's right to terminate this Agreement must be exercised, if at all, within ten
     (10) days following the date notice of such proceedings is received by Buyer. If Buyer does not notify Seller of Buyer's election to terminate within the aforesaid period, Buyer shall waive its right to terminate and shall be deemed to have elected to proceed to Settlement in accordance with Clause (2) above.

22. CONDITION OF PROPERTY: The Buyer agrees to purchase the Property in its present condition unless otherwise specified herein.

23. INTEGRATION: This Agreement contains the whole Agreement between the Seller and the Buyer and there are no other terms, obligations, covenants, representations, statements or conditions, oral or otherwise of any kind whatsoever concerning this sale.

24. AMENDMENT: This Agreement shall not be altered, amended, changed or modified except in writing executed by the parties.

25.  NOTICES:  All  notices,   requests  and  other  communications  under  this
     Agreement shall be in writing and shall be addressed as follows:

     If intended for Seller:

     TD Banknorth, N.A.
     Facilities Management Services
     c/o  CB Richard Ellis/Boulos Property Management
     One  Canal Plaza
     Portland, ME 04101

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

     with a copy to:

     TD Banknorth, N.A.
     Two Portland Square
     PO Box 9540
     Portland, ME 04112
     Attn: Banknorth Legal

     and a copy to:

     Christopher E. Cummings, Esq.
     Stradley, Ronon, Stevens & Young, LLP
     30 Valley Stream Parkway
     Malvern, PA 19355


     If intended for Buyer:

     First National Bank of Chester County
     9 North High Street
     West Chester, PA 19380
     Attn: Carlos Questell, V.P. of Real Estate


     With a copy to:

     Harry J. DiDonato, Esquire
     MacElree Harvey, Ltd.
     17 West Miner Street
     P.O. Box 660
     West Chester, PA 19381-0660


     or at such other address of which Seller or Buyer shall have given notice as herein provided. Notices by the parties may be given on their behalf by their respective counsel. All such notices shall be given by hand delivery, or sent by overnight delivery service or by certified mail, return receipt requested, or by telecopier if a hard copy is sent on the same day by one of the other permitted means. Such notices shall deemed to have been given on the date received, if hand delivered or telecopied, or the next business day following deposit of the notice with an overnight delivery service, or three days after mailing, if sent by certified mail.

26. EXECUTION; EFFECTIVE DATE: The Effective Date of this Agreement shall be the date on which Buyer receives a fully executed original or facsimile of the Agreement (the "Effective Date"), which date is intended to be inserted at the top of the first page hereof. This Agreement may be signed in counterpart(s). Facsimile signatures shall be binding on the parties.

27. LEGAL ADVICE: Seller and Buyer each acknowledge and agree that they have had the right to consult with counsel prior to the execution of this Agreement and that they have consulted with counsel or knowingly waived the right to do so.

28.  "AS-IS"  CONDITION  OF THE  PROPERTY:  BUYER  UNDERSTANDS  AND AGREES THAT,
     EXCEPT AS SET FORTH IN THIS AGREEMENT, SELLER IS NOT MAKING AND SPECIFICALLY DISCLAIMS ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT

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

     NOT LIMITED TO, WARRANTIES OR REPRESENTATIONS AS TO MATTERS OF TITLE (OTHER THAN THE WARRANTY OF TITLE SET FORTH IN THE DEED TO BE DELIVERED AT CLOSING), ZONING, TAX CONSEQUENCES, PHYSICAL OR ENVIRONMENTAL CONDITIONS, SOIL CONDITIONS, WETLANDS DESIGNATION, AVAILABILITY OF ACCESS, INGRESS OR EGRESS, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, GOVERNMENTAL REGULATIONS OR ANY OTHER MATTER OR THING RELATING TO OR AFFECTING THE PROPERTY, INCLUDING, WITHOUT LIMITATION THE VALUE, CONDITION, MERCHANTABILITY, MARKETABILITY, PROFITABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE OF THE PROPERTY, AND THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTY. EXCEPT AS TO WRITTEN INFORMATION SUPPLIED BY SELLER PURSUANT TO THIS AGREEMENT OR AS OTHERWISE REPRESENTED OR WARRANTED BY SELLER IN THIS AGREEMENT, BUYER HAS NOT RELIED UPON AND WILL NOT RELY UPON, EITHER DIRECTLY OR INDIRECTLY, ANY REPRESENTATION OR WARRANTY OF SELLER OR ANY AGENT OF SELLER, AND IS RELYING SOLELY ON ITS OWN EXPERTISE AND THAT OF ITS CONSULTANTS IN PURCHASING THE PROPERTY. BUYER REPRESENTS THAT IT WILL CONDUCT SUCH INSPECTIONS AND INVESTIGATIONS OF THE PROPERTY AS BUYER DEEMS NECESSARY, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AND SHALL RELY UPON SAME. SELLER ACKNOWLEDGES AND AGREE THAT UPON CLOSING, SELLER SHALL SELL AND CONVEY TO BUYER AND BUYER SHALL ACCEPT THE PROPERTY "AS IS, WHERE IS," WITH ALL FAULTS EXCEPT AS OTHERWISE PROVIDED FOR IN THIS AGREEMENT. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT THERE ARE NO ORAL AGREEMENTS, WARRANTIES OR REPRESENTATIONS, COLLATERAL TO OR AFFECTING THE PROPERTY BY SELLER, ANY AGENT OF SELLER OR ANY THIRD PARTY. THE TERMS AND CONDITIONS OF THIS PARAGRAPH EXPRESSLY SHALL SURVIVE THE CLOSING AND SHALL NOT MERGE WITH THE PROVISIONS OF ANY CLOSING DOCUMENTS. SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY ORAL STATEMENTS, REPRESENTATIONS, OR INFORMATION PERTAINING TO THE PROPERTY FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT, CONSULTANT, OR OTHERWISE.

29. SELLER'S REPRESENTATIONS, WARRANTIES AND COVENANTS: Seller represents and warrants to Buyer that:

     (A) To the best of Seller's knowledge, Seller has not entered into any agreement with, or granted any right or option to, any person or entity, to purchase the Property with priority over Buyer's rights under this Agreement.

     (B) To the best of Seller's knowledge, there are no leases in effect as of the date of this Agreement.

     (C) Seller has the full authority to execute, deliver and perform this Agreement and all Agreements and documents referred to in this Agreement.

     (D) Except for Seller, at Closing no person or entity shall be in possession of the Property.

     (E) Seller is not aware of any facts that prohibit Seller from closing the transaction in accordance with the terms of this Agreement.

     (F) To the best of Seller's knowledge, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in any breach of the terms or conditions of, or


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          constitute a default  under,  any  instrument  or  obligation to which
          Seller is or may become a party or by which Seller may be bound or affected or violate any order, writ, injunction or decree of any court in any litigation to which Seller is a party, or violate any law. The persons executing this Agreement on behalf of Seller are duly authorized to bind Seller.

     (G) Seller has entered into a Lease (the "New Branch Lease") with Walters-Lyddane Limited Partnership ("New Landlord") for the construction of a New Bank Branch ("New Bank Branch") located at 400 East Market Street, in the borough of West Chester, Pennsylvania. Seller shall use commercially reasonable efforts to enforce the terms of the New Branch Lease against the Landlord thereunder and to cause Landlord to construct the New Branch Bank in accordance with the terms of the Lease. In the event the Lease is terminated for any reason whatsoever on or before September 15, 2006, Seller shall have the right to terminate this Agreement upon notice to Buyer of such termination. Seller's right to terminate the Agreement pursuant to this Paragraph (G) shall be void and of no further effect unless Seller has notified Buyer of such termination on or before September 15, 2006.

     (H) To the best of Seller's actual knowledge, the heating, ventilation and air conditioning system and the elevator serving the Property are in operating condition.

     None  of  the  aforesaid   representations  and  warranties  shall  survive
     Settlement.

30. BUYER'S REPRESENTATIONS AND WARRANTIES: The Buyer warrants and represents to Seller that:

     (A) Buyer has lawful power and authority to purchase the Property as contemplated and has taken all requisite action to authorize the execution and delivery of this Agreement and all transactions required of Buyer hereunder.

     (B) Buyer is not aware of any facts that prohibit Buyer from closing this Agreement in accordance with the terms hereof.

     (C) To the best of Buyer's knowledge, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in any breach of the terms or conditions of, or constitute a default under, any instrument or obligation to or by which Buyer may be bound or affected, or violate any order, writ, injunction or decree of any court in any litigation to which Buyer is a party, or violate any law. The persons executing this Agreement on behalf of Buyer are duly authorized to bind Buyer herein.

     (D) Buyer will not directly or indirectly contest, object to, challenge, or cause the delay of any approval for the relocation of the Dime Bank/Hudson United Bank branch operated on the Property to another location within the Borough of West Chester or surrounding area.

     None  of  the  aforesaid   representations  and  warranties  shall  survive
     Settlement.

31.  REGULATORY APPROVAL:

     (A) The obligation of Buyer to purchase and pay for the Property is subjected to the satisfaction (or waiver by Buyer) of the following condition in the time frame set forth below:

          (1) Buyer receiving approval by the Office of Comptroller of Currency ("OCC") on or before September 15, 2006 for its proposed operations of a New Branch and office located on the Property.

     (B) The obligation of Seller to sell the Property is subjected to the satisfaction (or waiver by Seller) of the following condition in the time frame set forth below:

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          (1) Seller receiving OCC approval for its relocation to its New Branch
          Bank on or before September 15, 2006.

     (C) Each of the Buyer and Seller shall diligently pursue their respective OCC approvals and shall use their best efforts to obtain such approval within the time frame set forth above.

32. IRC SECTION 1031: Buyer and Seller agree to reasonably cooperate with each other, without cost or expense to the other, if either of them uses this Property as part of a Section 1031 Exchange.

33. BUSINESS DAY: If any period, event or condition expires on a day which is not a business day, such period, event or condition shall expire on the next succeeding business day. "Business Day" shall mean any day other than Saturday, Sunday, or any Federal and State legal holiday.

   APPROVAL BY BUYER:                                      APPROVAL BY SELLER:
   FIRST NATIONAL BANK OF                                  TD BANKNORTH, N.A.
   CHESTER COUNTY

By:/s/ Kevin Quinn                                      By:/s/ Richard R. Tardif
   ---------------------                                   ---------------------
   Kevin Quinn                                             Richard R. Tardif
   President                                               Senior Vice President



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